UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 24, 2004

Date of Report

(Date of earliest event reported)

JONES SODA CO.

(Exact name of registrant as specified in its charter)

Washington	0-28820	91-1696175
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

234 Ninth Avenue North,

Seattle, Washington 98109

(Address of principal executive offices, including zip code)

(206) 624-3357

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 24, 2004, Jones Soda Co. awarded to Peter Leahy, our Executive Vice President of Sales, incentive stock options to acquire up to 40,000 shares of our common stock, at an exercise price of $3.94 per share. We granted these stock options pursuant to our 2002 Stock Option Plan.

These stock options are governed by our standard form stock option agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K, and the terms of our 2002 Stock Option Plan. In particular, these stock options have a term of five years, and vest over a period of 18 months from the grant date, with 25% vested as of the date of grant, and 25% vesting on each six-month anniversary of the grant date. In the event of a change in control of Jones Soda, the vesting of these stock options will accelerate and these stock options will become fully exercisable. The exercise price of these stock options equals the closing price of one share of our common stock on the OTC Bulletin Board on the grant date.

These stock options are evidenced by an option agreement substantially in the form attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

No.	Description
99.1	Form of Stock Option Agreement issued pursuant to the Jones Soda Co. 2002 Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2004

JONES SODA CO.

By:	/s/ Jennifer L. Cue
Jennifer L. Cue
Chief Financial Officer and Chief Operating Officer